EXHIBIT 99.5
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                                WARRANT AGREEMENT
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      WARRANT  AGREEMENT (this  "Agreement"),  dated as of June 24, 2002, by and between The Immune Response Corporation, a Delaware corporation (the "Company"), and Oshkim Limited Partnership, a Delaware limited partnership (the "Warrant Holder").

                               W I T N E S S E T H
                               - - - - - - - - - -

      WHEREAS, the parties have entered into that certain Note Purchase Agreement, dated as of November 9, 2001, by and between the Company and Kevin Kimberlin Partners, L.P., as amended by Amendment No. 1 to the Note Purchase Agreement dated as of February 14, 2002 and Amendment No. 2 dated as of May 3, 2002, each by and between the Company, Kevin Kimberlin Partners, L.P. and the Warrant Holder (the "Note Purchase Agreement"); and

      WHEREAS, pursuant to the Note Purchase Agreement, the Warrant Holder has agreed to loan to the Company One Million ($1,000,000) Dollars (the "Loan
Amount"), subject to the issuance by the Company of a convertible secured promissory note (the "Note"), and the Company has agreed to issue to the Warrant Holder warrants (the "Warrants") to purchase 2,093,802 shares of the Company's common stock, par value $.0025 per share (the "Common Stock"), subject to the terms set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. WARRANTS. The Company hereby grants to the Warrant Holder, subject to the terms set forth herein, the right to purchase from the Company at any time and from time to time after the date hereof until the earlier of (i) 5:00 p.m., New York City local time, on June 24, 2012 or (ii) the date on which the Warrant Holder fully converts, if at all, the Note, dated as of June 24, 2002, into Units (the "Expiration Date"), up to 2,093,802 fully paid and non-assessable shares of Common Stock, subject to adjustment pursuant to Section 3 hereof (the "Shares"), which number of Shares equals the Loan Amount divided by eighty (80%) percent of the Exercise Price. For purposes of this Agreement, the "Exercise Price" shall initially be $0.597, which is equal to the average of the closing bid prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date hereof, subject to any adjustments pursuant to Section 3 hereof.

      2.    EXERCISE OF WARRANTS.

            2.1 EXERCISE. The Warrants may be exercised by the Warrant Holder, in whole or in part, by delivering the Notice of Exercise purchase form, attached as Exhibit A hereto, duly executed by the Warrant Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer or check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the "Purchase Price"). The Purchase Price may also be paid, in whole or in part, by delivery of such purchase form and of shares of Common Stock owned by the Warrant Holder having a Fair Market Value (as defined in Section 2.3 hereof) on the last trading day ending the day immediately preceding the Exercise Date (as defined below) equal to the portion of the Purchase Price being paid in such shares. In

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addition, the Warrants may be exercised, pursuant to a cashless exercise, except as set forth in Section 3.3(4) below, by providing irrevocable instructions to the Company, through delivery of the aforesaid purchase form with an appropriate reference to this Section 2.1 to issue the number of shares of the Common Stock equal to the product of (a) the number of shares as to which the Warrants are being exercised multiplied by (b) a fraction, the numerator of which is the Fair Market Value of a share of the Common Stock on the last business day preceding the Exercise Date less the Exercise Price therefore and the denominator of which is such Fair Market Value. For purposes hereof, "Exercise Date" shall mean the date on which all deliveries required to be made to the Company upon exercise of Warrants pursuant to this Section 2.1 shall have been made.

            2.2 ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of the Warrants (in whole or in part) in accordance with Section 2.1 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Warrant Holder shall be entitled upon such exercise and (if applicable) (ii) a new warrant agreement of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrants not exercised by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2.1 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

            2.3 FAIR MARKET VALUE. The "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is The Nasdaq National Market or any other national securities exchange, the last sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq National Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such System, or (c) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by Pink Sheets LLC; provided, however, that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be reasonably determined, in good faith, by the Board of Directors of the Company (the "Board of Directors").

      3.    ADJUSTMENTS.

            3.1 STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS. If the Company at any time subdivides the outstanding shares of the Common Stock or issues a

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stock dividend (in Common Stock) on the outstanding  shares of the Common Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of Shares subject hereto shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject hereto shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

            3.2 MERGER OR CONSOLIDATION. In the case of any consolidation of the Company with, or merger of the Company with or into another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding capital stock of the Company), the entity formed by such consolidation or merger shall execute and deliver to the Warrant Holder a supplemental warrant agreement providing that the Warrant Holder of the Warrants then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrants) to receive, upon exercise of such Warrants, the kind and amount of shares of capital stock and other securities and property receivable upon such consolidation or merger by a holder of the number of Shares for which such Warrants might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall contain provisions which shall be identical to the adjustments provided in Section 3.1 hereof and to the provisions of Section 10 hereof. This Section 3.2 shall similarly apply to successive consolidations or mergers.

                  3.3 The Exercise Price shall also be subject to adjustment as follows:

                  (1) SPECIAL DEFINITIONS. For purposes of this Section 3.3, the following definitions shall apply:

                        (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                        (B) "Original Issue Date" shall mean the date of this Agreement.

                        (C) "Convertible Securities" shall mean any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issue Date, other than shares of Common Stock issued at any time:

                              (i)   upon exercise of the Warrants (including any
additional warrants issued to the Warrant Holder or Kevin Kimberlin Partners, L.P. in accordance with the terms and provisions of the Note Purchase Agreement);

                              (ii)  pursuant   to  the   exercise   of  options,
warrants  or other  Common  Stock  purchase  rights  issued (or to be issued) to

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employees,  officers or  directors  of, or  consultants  or advisors  to, or any strategic ally of, the Company pursuant to any stock purchase or stock option plan or other arrangement approved by the Board of Directors;

                              (iii) pursuant   to  the   exercise   of  options,
warrants or Convertible Securities outstanding as of the Original Issue Date; or

                              (iv)  in connection with the acquisition of all or
part of another entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity (including securities issued to persons formerly employed by such other entity and subsequently hired by the Company and to any brokers or finders in connection therewith) where the Company or its stockholders own more than fifty (50%) percent of the voting power of the acquired, surviving, combined or successor company.

                  (2) ISSUANCE OF OPTIONS AND CONVERTIBLE SECURITIES. Subject to Section 3.3(1)(D) hereof, in the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the number of shares of Common Stock actually issued upon the exercise of such Options or, in the case of Convertible Securities, the actual conversion or exchange of such Convertible Securities, shall be Additional Shares of Common Stock.

                  (3) ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company, after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued by (y) the Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued. Upon each such adjustment of the then-applicable Exercise Price pursuant to the provisions of this Section 3.3(3), the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (4) ADJUSTMENT OF EXERCISE PRICE UPON ADVERSE MARKET CONDITIONS. Notwithstanding anything to the contrary contained herein, if at any time after the Original Issue Date, the average of the closing bid prices of the Common Stock for any ten (10) consecutive trading days (the "Ten-Day Average") shall be less than the product obtained by multiplying (x) seventy-five (75%) percent times (y) the Exercise Price otherwise then in effect (the "Adverse Market Price"), then such Ten-Day Average may, subject to the terms of this
Section 3.3(4), become and constitute the adjusted Exercise Price (the "Adjusted Exercise Price"), and the Warrants may be exercised, in whole or in part, by the Warrant Holder at the Adjusted Exercise Price. To exercise all or any portion of the Warrants at the Adjusted Exercise Price, the Warrant Holder shall (i) deliver written notice (the "Adverse Market Price Notice") of such intent to the Company during such time as the Ten-Day Average shall remain equal to or below the Adverse Market Price and (ii) provide payment by cash or wire transfer of

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immediately  available  funds in respect of such Warrants to be exercised to the
Company within five (5) trading days after delivery of the Adverse Market Price Notice. The Ten-Day Average based on the ten (10) consecutive trading days ending on the date that the Adverse Market Price Notice shall have been delivered by the Warrant Holder shall be the Adjusted Exercise Price, unless (A) the Warrant Holder shall not deliver the applicable payment by cash or wire transfer within the five (5) trading days following delivery of the Adverse Market Price Notice or (B) the Warrant Holder shall have provided a new Adverse Market Price Notice during such five (5) trading days period, in which case the Adjusted Exercise Price shall be adjusted based on the Ten-Day Average preceding such new Adverse Market Price Notice. The provisions of this Section 3.3(4) shall continue until all of the Warrants shall have been exercised. The number of Warrant Shares shall not be adjusted as a result of any adjustment of the then-applicable Exercise Price pursuant to the provisions of this Section 3.3(4).

                  (5)   DETERMINATION  OF  CONSIDERATION.  For  purposes of this
Section 3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A)   CASH AND PROPERTY. Such consideration shall:

                              (i)   insofar as it consists of cash,  be computed
at the net amount of cash received by the Company excluding expenses, discounts and commissions payable by the Company in connection with such issuance or sale and amounts paid or payable for accrued interest.

                              (ii)  insofar as it  consists  of  property  other
than cash, be computed at the fair value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors net of expenses as set forth in clause (i) above; and

                              (iii) in the  event  Additional  Shares  of Common
Stock are issued together with other shares or securities or other assets of the Company for consideration that covers both cash and property other than cash, the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, shall be as reasonably determined in good faith by the Board of Directors.

                        (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock issued pursuant to Section 3.3(2), relating to Options and Convertible Securities, shall be determined by dividing:

                              (i)   the total  amount,  if any,  received by the
Company  as  consideration  for the  issuance  of such  Options  or  Convertible
Securities, plus the aggregate amount of additional consideration paid to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities,

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the exercise of such Options for  Convertible  Securities  and the conversion or exchange of such Convertible Securities (subject to any adjustments in the exercise price thereof), by

                              (ii)  the number of shares of Common  Stock issued
upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

            3.4 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment of the Exercise Price in accordance with the terms hereof and furnish to each Holder of Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or deemed to have been issued, (ii) the Exercise Price in effect immediately prior to such adjustment or readjustment, (iii) the number of Additional Shares of Common Stock issued or deemed to have been issued and (iv) the number of shares of Common Stock and the amount, if any, of other securities or property that at the time would be received upon the exercise of the Warrants. The Company shall, upon the written request at any time of any Holder of Warrants, furnish or cause to be furnished to such Holder a like certificate setting forth (x) all adjustments and readjustments of the Exercise Price since the Original Issue Date and (y) the Exercise Price then in effect.

            3.5 ASSURANCES WITH RESPECT TO EXERCISE RIGHTS. The Company shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times, in good faith, assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the Warrant Holder against impairment or dilution.

            3.6 If the Warrant Holder converts, the Note, dated as of June 24, 2002, into Units, the number of Shares subject hereto shall be proportionately decreased to a number of Shares equal to the product of (a) the Shares (for which this Warrant is exercisable immediately before this calculation is performed) multiplied by (b) a fraction the numerator of which shall be (x) the remaining principal amount owed by the Company to the Warrant Holder under the Note and the Denominator of which shall be (y) equal to the original Loan Amount.

      4.    TRANSFERS.

            4.1 UNREGISTERED SECURITIES. The Warrant Holder hereby acknowledges and agrees that the Warrants and the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering, and the Warrant Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrants or any Shares issued upon exercise of the Warrants in the absence of (a) an effective registration statement under the Act as to the Warrants or such Shares and registration and/or qualification of the


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Warrants or such Shares under any  applicable  Federal or state  securities  law then in effect or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

            4.2 TRANSFERABILITY. Subject to the provisions of Section 4.1 hereof, the rights under this Agreement are freely transferable, in whole or in part, by the Warrant Holder, and such transferee shall have the same rights hereunder as the Warrant Holder.

            4.3 WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Warrant Holders of the Warrants. Until any transfer of Warrants in accordance with this Agreement is reflected in the warrant register, the Company may treat the Warrant Holder as the absolute owner hereof for all purposes. Any Warrant Holder may change such Warrant Holder's address as shown on the warrant register by written notice to the Company requesting such change.

      5. NO FRACTIONAL SHARES. Any adjustment in the number of Shares purchasable hereunder shall be rounded to the nearest whole share.

      6. INVESTMENT REPRESENTATIONS. The Warrant Holder agrees and acknowledges that it is acquiring the Warrants and will be acquiring the Shares for its own account and not with a view to any resale or distribution other than in accordance with Federal and state securities laws. The Warrant Holder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

      7. COVENANTS AS TO THE SHARES. The Company covenants and agrees that, subject to Sections 6.2(a) of the Note Purchase Agreement, the shares of Common Stock issuable upon exercise of the Warrants, will, upon issuance in accordance with the terms hereof, be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof imposed by or through the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificates in respect of such shares in a name other than that of the Warrant Holder and the Company shall not be required to issue or deliver such certificates unless or until the person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or it shall be established to the satisfaction of the Company that such tax has been paid. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights imposed by or through the Company, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented under this Agreement.

      8. LEGEND. Any certificate evidencing the Shares issuable upon exercise hereof will bear a legend indicating that such securities have not been registered under the Securities Act or under any state securities laws and may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Securities Act and any applicable state securities law or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

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      9.    RIGHTS  APPLICABLE  TO  THE  WARRANT  SHARES.   The  parties  hereby
acknowledge and agree that the Shares, when issued in accordance with the terms hereof, shall be entitled to all of the same rights and privileges provided to the Company's capital stock issued upon conversion of the Note, as set forth in the Note Purchase Agreement.

      10. DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall, at any time prior to the exercise of all Warrants, declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, properties, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Warrant Holder shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Warrant Holder would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make (and maintain) appropriate reserves to ensure the timely performance of the provisions of this Section 10.

      11.   MISCELLANEOUS.

            11.1 WAIVERS AND AMENDMENTS. This Agreement or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by the Warrant Holder.

            11.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   If to the Company:


                  The Immune Response Corporation
                  5935 Darwin Court
                  Carlsbad, CA  92008
                  Attention:  President
                  Facsimile:  (760) 431-8636


                  With a copy (which copy shall not constitute notice) to:

                  Pillsbury Winthrop LLP
                  50 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Thomas E. Sparks, Esq.
                  Facsimile:  (415) 983-7396

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            (ii)  If to the Warrant Holder:

                  Oshkim Limited Partnership
                  535 Madison Avenue
                  New York, NY  10022
                  Attention:  Kevin Kimberlin and Bruno Lerer, Esq.

                  Facsimile:  (212) 486-7392


                  With a copy (which copy shall not constitute notice) to:

                  Kirkpatrick & Lockhart LLP
                  1251 Avenue of the Americas, 45th Floor
                  New York, NY  10020-1104
                  Attention:  Stephen R. Connoni, Esq./Sandip Kakar, Esq.
                  Facsimile:  (212) 536-3901

            11.4 HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.

            11.5 CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Shares issued or issuable upon the exercise of the Warrants in a manner that interferes with the timely exercise of the Warrants.

            11.6 NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. Subject to Section 6.2(a) of the Note Purchase Agreement, this Agreement shall not entitle the Warrant Holder hereof to any voting rights or other rights as a stockholder of the Company with respect to the Shares prior to the exercise of the Warrants. No provision of this Agreement, in the absence of affirmative action by the Warrant Holder to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            11.7   SUCCESSORS.   All  the  covenants  and   provisions  of  this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

            11.8 SEVERABILITY. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.


                                    THE IMMUNE RESPONSE CORPORATION



                                    By:_______________________________________
                                       Name:__________________________________
                                       Title:_________________________________


                                    OSHKIM LIMITED PARTNERSHIP



                                    By:_______________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT A
                                    ---------

                               NOTICE OF EXERCISE
                               ------------------

             (To be signed only on exercise of any of the Warrants)


              Dated:________________________

              To: The Immune Response Corporation

            The undersigned, pursuant to the provisions set forth in the attached Warrant Agreement, hereby irrevocably elects to (check one of the following):

            [ ] purchase ____________ shares of Common Stock covered by such Warrant Agreement and herewith makes a cash payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

            [ ] purchase ____________ shares of Common Stock covered by such Warrant Agreement and herewith delivers ___________ shares of Common Stock having a Fair Market Value (as defined in such Warrant Agreement) as of the last trading day preceding the date hereof, of $______, representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

            [ ] acquire in a cashless exercise _____ shares of Common Stock pursuant to the terms of Section 2.1 of such Warrant Agreement.

            Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below.

Signature:________________________________

Name (print):_____________________________

Title (if applicable):____________________

Company (if applicable):__________________